Exhibit B to Deposit Agreement

CERTAIN RIGHTS OF THE OWNER OF
THE AMERICAN DEPOSITARY
SHARES EVIDENCED BY THIS ADR
UNIT UNDER ARTICLES 3, 12 AND 16
OF THIS ADR UNIT MAY BE
SUSPENDED OR REVOKED PURSUANT
TO THE PROVISIONS OF ARTICLE 22
OF THIS ADR UNIT
No. ___________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited IPO Share)

Effective December 23, 2003 the Par Value has changes from British Pound0.10 to British Pound0.01 Each

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
UNITS
FOR IPO ORDINARY SHARES,
PAR VALUE British Pound0.10 EACH, OF
XENOVA GROUP PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND AND WALES)

The Bank of New York as depositary
(hereinafter called the "Depositary"), hereby
certifies that
____________________________________
________________________, or registered
assigns, IS THE OWNER OF
___________________________________

AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called "IPO Shares") of Xenova
Group plc, incorporated under the laws of England and Wales (herein called the "Company") offered by, and sold as contemplated in, the Prospectuses of the Company dated June ___, 1994. The IPO
Shares and all of the other Ordinary Shares, par value British Pound0.10 each, of the Company are referred to in this ADR Unit as "Shares." At the date hereof, each American Depositary
Share represents one IPO Share which is
either deposited or subject to deposit under the Deposit Agreement (hereinafter defined) at the London, England office of The Bank of New York, as Custodian (herein called the "Custodian"). The Owner of this ADR
Unit has ADS Conversion Rights solely
pursuant to, and which are evidenced by, that certain Deed Poll of the Company dated
June __, 1994.  The term "American
Depositary Share Units" means the
American Depositary Shares evidenced
hereby together with such ADS Conversion
Rights.  The Depositary's Corporate Trust
Office is located at a different address than its principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at 48 Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET,
NEW YORK, N.Y.  10286